UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

SCHEDULE 14A

___________________

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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DelMar Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

_____________________________________________________________

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

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DelMar Pharmaceuticals, Inc.

12707 High Bluff Dr., Suite 200
San Diego, California 92130
June 2, 2020

Dear Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of DelMar Pharmaceuticals, Inc., or the Annual Meeting, which will be held on Friday, June 26, 2020 at 12:00 p.m., Eastern time. Due to concerns regarding the COVID-19 outbreak and to assist in protecting the health and well-being of our shareholders and employees, this year’s Annual Meeting will be held via the internet. Shareholders will be able to listen to the meeting live, submit questions and vote online regardless of location via the internet at http://www.viewproxy.com/delmarpharma/2020/vm by using the control number included on your notice regarding the availability of proxy materials, proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your proxy materials. You will not be able to attend the Annual Meeting in person.

The Annual Meeting is being held for the following purposes:

•        to elect six directors to the Board of Directors to hold office for the following year until their successors are elected;

•        to approve an amendment to our 2017 Omnibus Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 780,000 to 2,280,000;

•        to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for our fiscal year ending June 30, 2020; and

•        to transact any other business that may properly come before the meeting or any adjournment thereof.

Please complete, sign and return the proxy card whether or not you plan to attend the Annual Meeting. Alternatively, you may vote online at http://www.viewproxy.com/delmarpharma/2020. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting at the virtual Annual Meeting (provided you follow the revocation procedures described in the accompanying proxy statement) but will assure that your vote is counted if you cannot attend.

On behalf of the Board of Directors and the employees of DelMar Pharmaceuticals, Inc. we thank you for your continued support and look forward to speaking with you at the Annual Meeting.

By:	/s/ Saiid Zarrabian
Saiid Zarrabian
President and Chief Executive Officer

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003
855-600-2576

Notice of Annual Meeting of Stockholders

Date:	June 26, 2020
Time:	12:00 p.m., Eastern Time
Place:

Due to concerns regarding the COVID-19 outbreak and to assist in protecting the health and well-being of our shareholders and employees, this year’s Annual Meeting will be held via the internet. Shareholders will be able to listen, vote and submit questions regardless of location via the internet at http://www.viewproxy.com/delmarpharma/2020/vm by using the control number included on your notice regarding the availability of proxy materials, proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your proxy materials.

At our 2020 Annual Meeting, we will ask you:

1.      To elect six directors to the Board of Directors to hold office for the following year until their successors are elected;

2.      To approve an amendment to our 2017 Omnibus Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 780,000 to 2,280,000;

3.      To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for our fiscal year ending June 30, 2020; and

4.      To transact any other business as may properly come before the meeting or any adjournment thereof.

You may vote at the Annual Meeting (or any adjournment or postponement of the Annual Meeting) if you were a stockholder of DelMar Pharmaceuticals, Inc. at the close of business on June 1, 2020, or the Record Date. Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,
By:	/s/ Scott Praill
Scott Praill
Secretary

San Diego, California

June 2, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 26, 2020: The Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended June 30, 2019, are available at http://www.viewproxy.com/delmarpharma/2020

You are cordially invited to attend the Annual Meeting via live webcast by visiting http://www.viewproxy.com/delmarpharma/2020/vm. To be sure your vote is counted and assure a quorum is present, it is important that you vote your shares regardless of the number of shares you own. The Board of Directors urges you to vote over the Internet by going to http://www.viewproxy.com/delmarpharma/2020 or by telephone by calling (866) 804-9616 or to sign, date and mark the proxy card promptly and return it to DelMar. Voting over the Internet or by telephone or by returning the proxy card will not prevent you from voting at the virtual Annual Meeting. Under Securities and Exchange Commission rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials on the Internet.

THE MEETING

General

DelMar Pharmaceuticals, Inc., or DelMar, is a Nevada corporation. As used in this proxy statement, “we,” “us,” “our” and the “Company” refer to DelMar. The term “Annual Meeting” as used in this proxy statement refers to the 2020 Annual Meeting of Stockholders and includes any adjournment or postponement of the Annual Meeting.

Pursuant to Securities and Exchange Commission rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials online at http://www.viewproxy.com/delmarpharma/2020, where you can access our Proxy Statement for the 2020 Annual Meeting, our Annual Report for the fiscal year ended June 30, 2019 and proxy card. In addition, our proxy materials provide instructions on how you may request to receive, at no charge, all future proxy materials in printed form by mail or electronically by email. Your election to receive proxy materials by mail or email will remain in effect until you revoke it. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of our annual meetings on the environment.

The Board of Directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the proxy card and your votes will be cast for you at the Annual Meeting or you may vote online at http://www.viewproxy.com/delmarpharma/2020. This process is described below in the section entitled “Voting Rights.”

This proxy statement and the Notice of Annual Meeting are dated June 2, 2020. If you owned shares of common stock or Series B Preferred Stock of DelMar at the close of business on June 1, 2020, the Record Date, you are entitled to vote at the Annual Meeting, as set out below. On the Record Date, there were 11,429,228 shares of common stock, and 648,613 shares of Series B Preferred Stock of DelMar outstanding.

Each share of common stock is entitled to one vote per share. Each share of Series B Preferred Stock is convertible into 0.25 shares of common stock and entitles its holder to vote with the common stock on an as-converted basis. As of the Record Date, we had outstanding shares of Series B Preferred Stock that are convertible into approximately 162,177 shares of common stock.

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders, this year’s Annual Meeting will be held in a virtual meeting format only. The Annual Meeting will convene on June 26, 2020 at 12:00 p.m. Eastern time. In order to participate in the Annual Meeting live via the Internet, you must register at http://www.viewproxy.com/delmarpharma/2020/vm by 11:59 p.m. Eastern Time by June 24, 2020. If you are a registered holder, you must register using the virtual control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials). If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2020 Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at http://www.viewproxy.com/delmarpharma/2020.

On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the event password you received via email in your registration confirmation at http://www.viewproxy.com/delmarpharma/2020/vm.

The Annual Meeting can be accessed by visiting http://www.viewproxy.com/delmarpharma/2020/vm, where you will be able to listen to the meeting live, submit questions and vote online. You will need the virtual control number. As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted in writing during the meeting in accordance with the Annual Meeting procedures which are pertinent to the Company and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

If you encounter any difficulties accessing the Annual Meeting live audio webcast during the meeting time, please email VirtualMeeting@viewproxy.com or call (866) 612-8937.

Even if you plan to attend the live webcast of the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the virtual Annual Meeting.

Purpose Of Annual Meeting

At the Annual Meeting, you will be asked to vote:

•        to elect six directors, to hold office for the following year until their successors are elected;

•        to approve an amendment to our 2017 Omnibus Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 780,000 to 2,280,000;

•        to ratify the appointment of Marcum LLP as DelMar’s independent registered accounting firm for the fiscal year ending June 30, 2020; and

•        to transact any other business that may properly come before the Annual Meeting.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. The holders of at least 33.3% of the outstanding shares of DelMar’s common stock and DelMar’s Series B Preferred Stock as of the record date, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. DelMar will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the DelMar special meeting.

Voting Rights

Holders of DelMar’s common stock are entitled to one vote at the Annual Meeting for each share of the common stock that he or she owned as of record at the close of business on June 1, 2020 (the “Record Date”).

Holders of DelMar’s Series B Preferred Stock are entitled to vote on an as converted basis. Each share of Series B Preferred Stock is convertible into 0.25 shares of common stock, and accordingly holders of DelMar’s Series B Preferred Stock are entitled to 0.25 votes for each share of Series B Preferred Stock that he or she owned as of the Record Date.

The number of shares you own (and may vote) is listed on your proxy card.

You may vote your shares at the Annual Meeting via live webcast, over the Internet or by proxy. If you wish to vote your shares electronically at the Annual Meeting, there will be a live link provided during the Annual Meeting.  (you will need the virtual control number assigned to you).

To vote over the Internet, you must go to http://www.viewproxy.com/delmarpharma/2020. To vote by proxy, complete, sign and return the proxy card in the enclosed postage-paid envelope. If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares FOR the Board’s nominees for director, FOR the increase in the number of shares authorized for issuance under the 2017 Omnibus Incentive Plan; and FOR the ratification of the appointment of our independent registered public accounting firm and, in the discretion of the proxy holders, on any other matters that properly come before the meeting. If any other matter is presented, your proxy will vote your shares as a majority of the Board determines. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of the Annual Meeting.

If you hold your shares through a bank, brokerage firm or other nominee, you should vote your shares in accordance with the steps required by such bank, brokerage firm or other nominee.

Vote Required

Assuming that a quorum is present, the following votes will be required to approve each proposal:

With respect to the first proposal (election of directors), directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote on the election of directors. The director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on Proposal 1. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. You may not vote your shares cumulatively for the election of directors.

With respect to the proposal to approve an amendment to our 2017 Omnibus Incentive Plan to increase the number of shares of capital stock authorized for issuance thereunder from 780,000 to 2,280,000 and the proposal to ratify the appointment of Marcum LLP as well as the approval of any other matter that may properly come before the Annual Meeting the affirmative vote of a majority of all of the votes cast, is required to approve these proposals. As a result, abstentions, “broker non-votes” (see below), if any, and any other failure to submit a proxy or vote in person at the meeting, will not affect the outcome of the vote of Proposals 2 and 3.

You will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

The Board has determined that a vote in favor of the foregoing proposals is in the best interests of DelMar and its stockholders and unanimously recommends a vote FOR the Board’s nominees for director, FOR the increase in the number of shares authorized for issuance under the 2017 Omnibus Incentive Plan, and FOR the ratification of the appointment of our independent registered public accounting firm and, in the discretion of the proxy holders, on any other matters that properly come before the meeting.

The Board of Directors is not aware of any other matters to be presented for action at the meeting, but if other matters are properly brought before the meeting, shares represented by properly completed proxies received by mail, telephone or the Internet will be voted in accordance with the judgment of the persons named as proxies.

Broker Non-Votes

Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange (the exchange that makes such determinations), but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares.

Changing Your Vote after Voting over the Internet or Revoking Your Proxy

You may change your vote by attending the Annual Meeting and voting online even if you previously voted over the Internet. Alternatively, you may change your vote by contacting Alliance Advisors by e-mail at aosenenko@allianceadvisors.com or by phone at 866-804-9616, or re-voting over the Internet following the instructions provided.

You may revoke your proxy at any time before it is exercised by:

•        filing with our Secretary, a letter revoking the proxy;

•        submitting another signed proxy with a later date; or

•        attending the Annual Meeting and voting online, provided you file a written revocation with the Secretary of the Annual Meeting prior to the voting of such proxy.

If your shares are not registered in your own name, you will need appropriate documentation from your stockholder of record to vote at the Annual Meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of DelMar.

Solicitation of Proxies

DelMar will pay the costs of soliciting proxies from its stockholders, directors, officers or employees of DelMar may solicit proxies by mail, telephone or other forms of communication. We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

DelMar has also retained Alliance Advisors LLC to assist it in the solicitation of proxies. Alliance Advisors LLC will solicit proxies on behalf of DelMar from individuals, brokers, bank nominees and other institutional holders in the same manner described above. The fees that will be paid to Alliance Advisors LLC are anticipated to be approximately $10,000, and we will reimburse their out-of-pocket expenses. DelMar has also agreed to indemnify Alliance Advisors against certain claims.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of June 1, 2020, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s Named Executive Officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner(1)	Common Stock Beneficially Owned		Percentage of Common Stock(2)
Directors and Officers:
Saiid Zarrabian	209,228	(3)	1.8%
Dennis Brown, PhD	112,258	(4)	1.0%
Scott Praill	59,037	(5)	*
Robert E. Hoffman	42,133	(6)	*
John K. Bell	93,321	(7)	*
Robert J. Toth, Jr.	47,564	(8)	*
Lynda Cranston	46,670	(9)	*
Napoleone Ferrara, MD	43,067	(10)	*
Laura Johnson	—		—
All officers and directors as a group (8 persons)	653,277		5.7%
Jeffrey Bacha	104,063	(11)	1.0%

____________

*        Less than 1%

(1)      Except as otherwise indicated, the address of each beneficial owner is c/o DelMar Pharmaceuticals, Inc., 12707 High Bluff Dr., Suite 200, San Diego, CA 92130.

(2)      Applicable percentage ownership is based on 11,429,228 shares of common stock outstanding as of June 1, 2020, together with securities exercisable or convertible into shares of common stock within 60 days of June 1, 2020 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of June 1, 2020 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)      Includes 203,138 shares issuable upon the exercise of vested stock options. Does not include 241,438 shares issuable upon the exercise of stock options which are subject to stockholder approval of the increase in the number of shares authorized for issuance under the Plan.

(4)      Includes 53,750 shares held by Valent Technologies, LLC, 49,639 shares issuable upon exercise of vested stock options, 2,125 shares issuable upon exercise of warrants held by Dr. Brown, and 750 shares issuable upon the conversion of Series B Preferred Stock. Does not include an aggregate of 302,756 shares issuable upon the exercise of stock options which are subject to stockholder approval of the increase in the number of shares authorized for issuance under the Plan.

(5)      Includes 49,397 shares issuable upon exercise of vested stock options, 1,250 shares issuable upon exercise of warrants and 938 shares upon the conversion of Series B Preferred Stock. Does not include 57,170 shares issuable upon the exercise of stock options which are subject to stockholder approval of the increase in the number of shares authorized for issuance under the Plan.

(6)      Includes 42,133 shares issuable upon exercise of vested stock options. Does not include 39,567 shares issuable upon the exercise of stock options which are subject to stockholder approval of the increase in the number of shares authorized for issuance under the Plan.

(7)      Includes 44,788 shares owned by Onbelay Capital, Inc., 1,250 shares issuable upon exercise of warrants held by Onbelay Capital, Inc., 46,033 shares issuable upon exercise of vested stock options, and 1,250 shares issuable upon the conversion of Series B Preferred Stock held by Onbelay Capital, Inc. Does not include 39,567 shares issuable upon the exercise of stock options which are subject to stockholder approval of the increase in the number of shares authorized for issuance under the Plan. Mr. Bell will not be standing for reelection at the Annual Meeting.

(8)      Includes 46,033 shares issuable upon exercise of vested stock options and 325 shares issuable upon the conversion of Series B Preferred Stock. Does not include 39,567 shares issuable upon the exercise of stock options which are subject to stockholder approval of the increase in the number of shares authorized for issuance under the Plan.

(9)      Includes 46,033 shares issuable upon exercise of vested options and 313 shares issuable upon the conversion of Series B Preferred Stock. Does not include 39,567 shares issuable upon the exercise of stock options which are subject to stockholder approval of the increase in the number of shares authorized for issuance under the Plan.

(10)    Includes 43,067 shares issuable upon exercise of vested stock options. Does not include 39,567 shares issuable upon the exercise of stock options which are subject to stockholder approval of the increase in the number of shares authorized for issuance under the Plan.

(11)    Includes 21,860 shares issuable upon exercise of vested stock options and 1,500 shares issuable upon exercise of warrants. Mr. Bacha’s employment with the Company terminated on December 22, 2017.

_____________________

PROPOSAL 1

ELECTION OF DIRECTORS

_____________________

Our Board is currently composed of six directors, five of whom are being nominated for reelection at this Annual Meeting. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors or by the sole remaining director. A director elected by the Board to fill a vacancy, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that director for which the vacancy was created and until the director’s successor is duly elected and qualified.

Five of the six nominees listed below are incumbent directors. John K. Bell, who has served as a director since 2013, will not be standing for re-election. If elected at the Annual Meeting, each of these nominees would serve until the next annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the six nominees named below. The director nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six director nominees named below. If any director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees for Election Until the Next Annual Meeting

The following table sets forth the name, age, position and tenure of each of the nominees at the 2020 Annual Meeting:

Name	Age	Position(s) Held With DelMar	Director Since
Robert E. Hoffman	54	Chairman of the Board	2018
Saiid Zarrabian	67	President, Chief Executive Officer and Director	2017
Lynda Cranston, BScN, MScN, ICD.D	73	Director	2015
Napoleone Ferrara	63	Director	2018
Robert J. Toth, Jr., MBA	57	Director	2013
Laura Johnson	55	—	—

The following includes a brief biography of each of the nominees standing for election to the Board of Directors at the Annual Meeting, based on information furnished to us by each director nominee, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that the applicable nominee should serve as a member of our Board of Directors.

Robert E. Hoffman has served as our director since April 11, 2018 and as our Chairman since June 2, 2018. He has served as a member of Kura Oncology, Inc.’s Board of Directors since March 2015 and as a member of Aslan Pharmaceuticals, Inc.’s Board of Directors since October 2018. Mr. Hoffman has served as Senior Vice President and Chief Financial Officer of Heron Therapeutics, Inc., a publicly-held pharmaceutical company since April 2017. Prior to joining Heron Therapeutics, Inc., Mr. Hoffman served as Executive Vice President and Chief Financial Officer of Innovus Pharmaceuticals, Inc., a publicly-held pharmaceutical company, from September 2016 to April 2017. From July 2015 to September 2016, Mr. Hoffman served as Chief Financial Officer of AnaptysBio, Inc., a publicly-held biotechnology company. From June 2012 to July 2015, Mr. Hoffman served as the Senior Vice President, Finance and Chief Financial Officer of Arena Pharmaceuticals, Inc., or Arena, a publicly-held biopharmaceutical company. From August 2011 to June 2012 and previously from December 2005 to March 2011, he served as Arena’s Vice

President, Finance and Chief Financial Officer and in a number of various roles of increasing responsibility from 1997 to December 2005. From March 2011 to August 2011, Mr. Hoffman served as Chief Financial Officer for Polaris Group, a biopharmaceutical drug company. Mr. Hoffman formerly served as a member of the Board of Directors of CombiMatrix Corporation, a molecular diagnostics company, and MabVax Therapeutics Holdings, Inc., a biopharmaceutical company. Mr. Hoffman serves as a member of the Financial Accounting Standards Board’s Small Business Advisory Committee and the steering committee of the Association of Bioscience Financial Officers. Mr. Hoffman formerly served as a director and President, of the San Diego Chapter of Financial Executives International. Mr. Hoffman holds a B.B.A. from St. Bonaventure University, and is licensed as a C.P.A. (inactive) in the State of California. Mr. Hoffman’s financial and executive business experience qualifies him to serve on our Board of Directors.

Saiid Zarrabian has served as our director since July 7, 2017, Chief Executive Officer since November 3, 2017, and President since January 1, 2018. From 2014 to 2015 he operated a private personal business. Since October 2016, Mr. Zarrabian has served as an advisor to Redline Capital Partners, S.A., a Luxembourg based investment firm. From 2012 to 2014 he served as Chairman and member of the Board of La Jolla Pharmaceutical Company during which time the company transitioned from an OTC listed company to a Nasdaq listed company. From 2012 to 2013 he served as President of the Protein Production Division of Intrexon Corporation, a synthetic biology company. He has also previously served as CEO and member of the Board of Cyntellect, Inc., a stem cell processing and visualization Instrumentation company until its sale in 2012, as President and COO of Senomyx, Inc., a company focused on discovery and commercialization of new flavor ingredients, and as COO of Pharmacopeia, Inc., a former publicly-traded provider of combinatorial chemistry discovery services and compounds, where he also served as President & COO of its MSI Division. In addition, Mr. Zarrabian has served on numerous private and public company boards, including at Immune Therapeutics, Inc., Exemplar Pharma, LLC, Ambit Biosciences Corporation, eMolecules, Inc., and Penwest Pharmaceuticals CO. His other experience includes COO at Molecular Simulations, COO of Symbolics, Inc., and as R&D Director at Computervision, Inc. Mr. Zarrabian’s business executive knowledge and experience qualify him to serve on our Board of Directors.

Lynda Cranston BScN, MScN, ICD.D has served as our director since February 5, 2015 and serves as the Chair of our Nominating and Corporate Governance Committee. Mrs. Cranston comes to the Board with over 20 years of experience at the CEO level in healthcare. She previously was Chair of the British Columbia Rapid Transit Company from 2015 to 2019 and the National Chair of the Gastrointestinal Association of Canada from 2014 to 2016. In 2013 she retired from the healthcare industry and her last appointment prior to her retirement was as the first CEO of the British Columbia Provincial Health Services Authority (2002 to 2013). From 1998-2001, Mrs. Cranston had been the first CEO of the Canadian Blood Services in Ottawa, ON. Before moving to Ottawa, Mrs. Cranston, as the CEO of B.C. Women’s Hospital and Healthcare Centre had merged the organization with the BC Children’s Hospital and the Sunny Hill Health Centre for Children to become the Children’s and Women’s Healthcare Centre of BC. Following the merger Mrs. Cranston became the first CEO. In 2013, Mrs. Cranston was identified as a member of Diversity 50 by the Canadian Board Diversity Council as being one of Canada’s most board ready candidates. Mrs. Cranston was awarded the Board Chair Award of Excellence by the HealthCare Leaders; Association of British Columbia in 2008. In 2007, she was inducted into Canada’s Most Powerful Women Top 100 Hall of Fame after having been identified in ’04, ’05 & ’06 as one of Canada’s Most Powerful Women Top 100. Mrs. Cranston is a recipient of the YWCA Women of Distinction Award, the 125th Anniversary of the Confederation of Canada Commemorative Medal for community contributions, and the Queen’s Golden Jubilee Medal for contribution to Canada and community. Mrs. Cranston is a graduate of the University of Ottawa and the University of Western Ontario. Mrs. Cranston’s healthcare industry and executive knowledge and experience qualify her to serve on our Board of Directors.

Napoleone Ferrara, MD has served as our director since June 22, 2018. Since January 2013 he has served as a professor of pathology and since July 2014 as an adjunct professor of ophthalmology and pharmacology at the University of California, San Diego. Previously, Dr. Ferrara held increasingly senior positions at Genentech, Inc., over a 24-year period, including fellow, staff scientist and senior scientist. He is a pioneer in the study of angiogenesis biology and identification of its regulators. Dr. Ferrara’s lab is responsible for discovering the isolation and cDNA cloning of VEGF and demonstrated that VEGF was a major mediator of tumor angiogenesis leading to the development of Avastin® (bevacizumab). Additionally, his lab’s studies led to the clinical development of an anti-VEGF antibody fragment, Lucentis® (ranibizumab), as a highly effective therapy preventing vision loss in intraocular neovascular disorders. Dr. Ferrara has been the recipient of over 60 awards/honors, given more than 300 presentations, authored over 70 patents, and written more than 300 articles, reviews/editorials and published book chapters. He received his fellowship training and postdoctoral research from the University of California, San Francisco, his M.D. (cum laude)

and residency training from the University of Catania Medical School, and his Maturita’ Classica from Liceo Classico Mario Cutelli. Dr. Ferrara’s scientific knowledge and experience qualify him to serve on our Board of Directors.

Robert J. Toth, Jr., MBA has served as our director since August 20, 2013 and serves as Chair of our Compensation Committee. Since 2005, Mr. Toth has primarily been managing his personal investment portfolio. From 2004-2005, Mr. Toth served as a consulting analyst to Narragansett Asset Management, a New York-based healthcare-focused hedge fund, where he advised the firm on biotechnology investments. From 2001-2003, he was the Senior Portfolio Manager for San Francisco-based EGM Capital’s Medical Technology hedge fund, where he was responsible for managing and maintaining a dedicated medical technology portfolio. Mr. Toth began his Wall Street career in 1996 as an Equity Research Associate for Vector Securities International, a healthcare-focused brokerage firm. From 1997-1999 he served as Senior Biotechnology Analyst. He joined Prudential Securities as Senior Vice President and Biotechnology Analyst where he served from 1999-2001 following Prudential’s acquisition of Vector. His responsibilities included the analysis of commercial, clinical and scientific fundamentals of oncology and genomics-based biotechnology companies on behalf of institutional investors. Mr. Toth was named to the Wall Street Journal’s Allstar List for stock picking in 1999. Mr. Toth received an MBA from the University of Washington and Bachelor of Science degrees in Biological Sciences and Biochemistry from California Polytechnic State University, San Luis Obispo. Mr. Toth’s financial and biotechnology industry knowledge and experience quality him to serve on our Board of Directors.

Laura Johnson has been nominated for election to our Board of Directors and is expected to serve on our Audit Committee and Nominating and Corporate Governance Committee. Ms. Johnson currently serves as the President and Chief Executive Officer of Next Generation Clinical Research, a contract research organization that Ms. Johnson founded in 1999. Additionally, Ms. Johnson is the President and Chief Executive Officer of Eufaeria Biosciences, Inc., a development biotechnology company that she founded in 2016. Ms. Johnson is also a founder and former member of the board of directors of SB Bancorp, Inc., a financial holding company, and Settlers Bank, Inc., a Wisconsin chartered business bank. In addition, Ms. Johnson serves as a member of the board of directors of La Jolla Pharmaceutical Company (Nasdaq: LJPC), a biopharmaceutical company, since 2013, Odonate Therapeutics (Nasdaq: ODT), a biopharmaceutical company, since 2018, Harmony Hill Farm Sanctuary since 2019 and Agrace HospiceCare from 2013 to 2016. In 2008 and 2010, she was honored as a biotechnology entrepreneur by the national organization, Women in Bio, and in 2008 received the Rising Star Award by the Wisconsin Biotech and Medical Device Association. Most recently, she was the recipient of the Wisconsin Biohealth Business Award at the BioForward Annual Biohealth Summit in October 2019. Ms. Johnson holds a nursing degree from The University of the State of New York-Albany. Ms. Johnson’s biotechnology industry and executive knowledge and experience qualify her to serve on our Board of Directors.

The Board of Directors recommends a vote “FOR” all of the nominees for election as directors.

Related Party Transactions

During the fiscal year ended June 30, 2019, we did not have any reportable related party transactions.

CORPORATE GOVERNANCE

Board of Directors Operations and Meetings

Our Board currently consists of six members. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.

Our Board met 29 times in fiscal 2019. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which such directors served on the Board), and (ii) the total number of meetings of all committees of our Board on which the director served (during the periods for which the director served on such committee or committees).

The Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of DelMar. Our executive officers and management oversee our day-to-day operations. Our directors fulfill their duties and responsibilities by attending meetings of the Board, which are usually held on at least a quarterly basis. Our directors also discuss business and other matters with other key executives and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

Independent Directors

Our Board has determined that John K. Bell (Mr. Bell will not be standing for re-election at the Annual Meeting), Lynda Cranston, Napoleone Ferrara, Robert Hoffman, Robert Toth and Laura Johnson are qualified to serve as independent directors. The standards relied on by the Board in affirmatively determining whether a director is “independent,” in compliance with Nasdaq’s rules, are comprised of those objective standards set forth in the rules promulgated by Nasdaq. The Board is responsible for ensuring that independent directors do not have a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Nasdaq’s rules, as well as SEC rules, impose additional independence requirements for all members of the Audit Committee. Specifically, in addition to the “independence” requirements discussed above, “independent” audit committee members must: (1) not accept, directly or indirectly, any consulting, advisory, or other compensatory fees from DelMar or any subsidiary of DelMar other than in the member’s capacity as a member of the Board and any Board committee; (2) not be an affiliated person of DelMar or any subsidiary of DelMar; and (3) not have participated in the preparation of the financial statements of DelMar or any current subsidiary of DelMar at any time during the past three years. In addition, Nasdaq’s rules require that all audit committee members be able to read and understand fundamental financial statements, including DelMar’s balance sheet, income statement, and cash flow statement. The Board believes that the current members of the Audit Committee meet these additional standards.

Furthermore, at least one member of the Audit Committee must be financially sophisticated, in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including but not limited to being or having been a chief executive officer, chief financial officer, other senior officer with financial oversight responsibilities. Additionally, the SEC requires that DelMar disclose whether the Audit Committee has, and will continue to have, at least one member who is a “financial expert.” The Board has determined that Robert E. Hoffman and John K. Bell (Mr. Bell will not be standing for re-election at the Annual Meeting) each meet the SEC’s definition of an audit committee financial expert.

Audit Committee

The Board has formed an Audit Committee, which currently consists of John K. Bell (Mr. Bell will not be standing for re-election at the Annual Meeting), Chair, Robert E. Hoffman, and Robert Toth, Jr., all of whom are independent (as that term is defined under the Nasdaq Marketplace Rules) and financially literate (as such qualification is interpreted by the Board in its business judgment). In addition, our Board has determined that Mr. Hoffman and Mr. Bell each qualify as an audit committee financial expert within the meaning of SEC regulations and the Nasdaq Marketplace Rules. The Audit Committee met five times in fiscal 2019.

The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our registered independent public accountants and reports to our Board any substantive issues found during the audit. The Audit Committee will be directly responsible for the appointment, compensation and oversight of the work of our registered independent public accountants. The Audit Committee reviews and approves all transactions with affiliated parties. The Board has adopted a written charter for the Audit Committee.

A copy of the Audit Committee Charter is posted under the “Investors” tab on our website, which is located at www.delmarpharma.com.

Compensation Committee

The Board has formed a Compensation Committee which consists of Robert Toth, Jr., Chair, Napoleone Ferrara, and Robert E. Hoffman, all of whom are independent (as that term is defined under the Nasdaq Marketplace Rules). The Compensation Committee assists the Board in fulfilling its oversight responsibilities relating to (i) corporate governance practices and policies and (ii) compensation matters, including compensation of the directors and senior management of the Company and the administration of compensation plans of the Company. The Compensation Committee met five times in fiscal 2019.

The Board has adopted a written charter for the Compensation Committee. A copy of the Compensation Committee Charter is posted under the “Investors” tab on our website, which is located at www.delmarpharma.com.

The Compensation Committee has engaged Anderson Pay Advisors as its independent compensation consultant. In 2019, Anderson Pay Advisors reviewed both executive and director compensation and did not provide us any other services. Anderson Pay Advisors reported directly to the Compensation Committee and provided guidance on trends in executive and non-employee director compensation, the development of specific executive compensation programs, the composition of our compensation peer group and other matters as directed by the Compensation Committee.

Nominating and Corporate Governance Committee

The Board has formed a Nominating and Corporate Governance Committee, which currently consists of Lynda Cranston, Chair, John K. Bell (Mr. Bell will not be standing for re-election at the Annual Meeting), and Napoleone Ferrara. The Nominating and Corporate Governance Committee assesses potential candidates to fill perceived needs on the Board for required, skills, expertise, independence and other factors. The Nominating and Corporate Governance Committee met four times in fiscal 2019.

The Board has adopted a written charter for the Nominating and Corporate Governance Committee. A copy of the Nominating and Corporate Governance Committee Charter is posted under the “Investors” tab on our website, which is located at www.delmarpharma.com.

Nomination of Directors

The Nominating and Corporate Governance Committee of the Board of Directors assesses potential candidates to fill perceived needs on the Board of Directors for required skills, expertise, independence and other factors. A director candidate recommended by our stockholders will be considered in the same manner as a nominee recommended by a Board member, management or other sources. Stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing at the Secretary of DelMar at 12707 High Bluff Dr., Suite 200, San Diego, CA 92130. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.

Board Leadership Structure and Role in Risk Oversight

The positions of Chairman of the Board and Chief Executive Officer are separated. Robert Hoffman serves as the Chairman of the Board and Saiid Zarrabian serves as our Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on the day-to-day business, while allowing the Chairman to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board recognize the time, effort and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board’s oversight responsibilities continue to grow. The Board also believes that this structure ensures a greater role for the independent directors in the oversight of DelMar and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

Our Board is primarily responsible for overseeing our risk management processes. The Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding the Company’s assessment of risks. The Board focuses on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensures that risks undertaken by the Company are consistent with the board’s risk strategy. While the Board oversees the Company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing the Company and that our board leadership structure supports this approach.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct that applies to all of our executive officers, financial and accounting officers, our directors, our financial managers and all of our employees. The Board is committed to a high standard of corporate governance practices and, through its oversight role, encourages and promotes a culture of ethical business conduct. A copy of our Code of Ethics and Business Conduct is posted under the “Investors” tab on our website, which is located at www.delmarpharma.com.

Stockholder Communication with the Board of Directors and Attendance at Annual Meetings

The Board maintains a process for stockholders to communicate with the Board and its committees. Stockholders of DelMar and other interested persons may communicate with the Board or the chair of the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee by writing to the Secretary of DelMar at 12707 High Bluff Dr., Suite 200, San Diego, CA 92130. All communications that relate to matters that are within the scope of the responsibilities of the Board will be presented to the Board no later than the next regularly scheduled meeting. Communications that relate to matters that are within the responsibility of one of the Board committees will be forwarded to the chair of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities will be forwarded to the appropriate officer. Solicitations, junk mail and obviously frivolous or inappropriate communications will not be forwarded, but will be made available to any director who wishes to review them.

Executive Officers

The following table sets forth certain information regarding our current executive officers:

Name of Individual	Age	Position(s) Held With DelMar
Saiid Zarrabian	67	Chief Executive Officer, President and Director
Dennis Brown, PhD	71	Chief Scientific Officer
Scott Praill, CPA	54	Chief Financial Officer

Saiid Zarrabian, see Mr. Zarrabian’s biography under “Proposal 1”.

Dennis Brown, PhD, has been our chief scientific officer since January 25, 2013. He also served as our director from February 11, 2013 to April 11, 2018. Dr. Brown is one of our founders and has served as Chief Scientific Officer and director of Del Mar (BC) since inception. Dr. Brown has more than thirty years of drug discovery and development experience. He has served as Chairman of Mountain View Pharmaceutical’s Board of Directors since 2000 and is the President of Valent. In 1999 he founded ChemGenex Therapeutics, which merged with a publicly traded Australian company in 2004 to become ChemGenex Pharmaceuticals (ASX: CXS/Nasdaq: CXSP), of which he served as President and a Director until 2009. He was previously a co-founder of Matrix Pharmaceutical, Inc., where he served as Vice President (VP) of Scientific Affairs from 1985-1995 and as VP, Discovery Research, from 1995-1999. He also previously served as an Assistant Professor of Radiology at Harvard University Medical School and as a Research Associate in Radiology at Stanford University Medical School. He received his B.A. in Biology and Chemistry (1971), M.S. in Cell Biology (1975) and Ph.D. in Radiation and Cancer Biology (1979), all from New York University. Dr. Brown is an inventor of many issued U.S. patents and applications, many with foreign counterparts.

Scott Praill, CPA, BSc. has been our chief financial officer since January 29, 2013 and previously served as a consultant to Del Mar (BC). From 2004 to 2012 Mr. Praill was an independent consultant providing accounting and administrative services to companies in the resource industry. Mr. Praill served as CFO of Strata Oil & Gas, Inc. from June 2007 to September 2008. From November 1999 to October 2003 Mr. Praill was Director of Finance at Inflazyme Pharmaceuticals Inc. Mr. Praill completed his articling at Price Waterhouse (now PricewaterhouseCoopers LLP) and obtained his Chartered Professional Accountant designation in 1996. Mr. Praill obtained his Certified Public Accountant (Illinois) designation in 2001. Mr. Praill received a Financial Management Diploma (Honors), from British Columbia Institute of Technology in 1993, and a Bachelor of Science from Simon Fraser University in 1989.

EXECUTIVE COMPENSATION

The Board has formed a Compensation Committee. The Compensation Committee is responsible for reviewing and approving management compensation, including salaries, bonuses, and equity compensation. We seek to provide competitive compensation arrangements that attract and retain key talent necessary to achieve our business objectives. At our 2018 annual meeting of stockholders, stockholders voted, on an advisory, non-binding basis, to approve the compensation paid to the company’s named executive officers, as disclosed in the proxy statement for the 2018 annual meeting. Our stockholders also voted, on an advisory, non-binding basis, that such votes on named executive officer compensation should be held every three years. The next advisory, non-binding vote to approve named executive officer compensation is expected to occur in connection with the 2021 annual meeting of stockholders.

SUMMARY COMPENSATION TABLE

The following table presents information regarding the total compensation awarded to, earned by, or paid to our Chief Executive Officer and the two most highly-compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers as of June 30, 2019 and June 30, 2018 for services rendered in all capacities to us for the years ended June 30, 2019 and June 30, 2018. These individuals are our Named Executive Officers for 2019.

Name and Principal Position	Period	Salary (US$)		Bonus Awards (US$)	Equity Awards (US$))	Total (US$)
Saiid Zarrabian,	Year Ended June 30, 2019	470,000	(1)	165,665	—	635,665
President and CEO	Year Ended June 30, 2018	237,412		85,631	615,992	939,035
Jeffrey Bacha,	Year Ended June 30, 2019	—		—	—	—
Former President and CEO	Year Ended June 30, 2018	537,579	(2)	—	122,338	659,917
Dennis Brown, PhD,	Year Ended June 30, 2019	200,000	(3)	—	—	200,000
Chief Scientific Officer	Year Ended June 30, 2018	200,000		—	—	200,000
Scott Praill,	Year Ended June 30, 2019	220,000	(4)	52,250	30,627	302,877
Chief Financial Officer	Year Ended June 30, 2018	200,000		10,000	—	210,000

____________

(1)      On July 7, 2017, Mr. Zarrabian was elected to the Board of Directors. Upon his appointment Mr. Zarrabian was granted 3,600 stock options that are exercisable at $21.10 until July 7, 2027 for total compensation expense of $40,752. Effective April 11, 2018, he was also issued 20,000 performance stock units (“PSUs”) for total compensation expense of $98,428. The PSUs were cancelled effective April 30, 2019. For serving as an independent director from July 7, 2017 until November 3, 2017 he was paid $8,750.

(2)      On February 9, 2017, we entered into an employment agreement with Jeffrey Bacha, our former president and chief executive officer. We paid Mr. Bacha an annual base salary of $250,000 and Mr. Bacha will also be eligible to participate in any bonus plan and long-term incentive plan established by us for senior executives. On December 22, 2017, we entered into a settlement agreement with Mr. Bacha pursuant to which, effective January 1, 2018, he would no longer serve as our officer. In addition, Mr. Bacha did not stand for re-election to the Board of Directors at our 2018 annual meeting of stockholders held on April 11, 2018. Pursuant to the terms of the settlement agreement and consistent with the terms of the employment agreement between Mr. Bacha and us dated February 9, 2017, as amended, Mr. Bacha was entitled to (i) accrued and unpaid base salary through January 1, 2018, (ii) payment for his accrued and unused vacation through January 1, 2018, (iii) severance in an amount equal to 13 months of Mr. Bacha’s base salary, or $270,833, (iv) payment in an amount equal to 12 months’ of coverage under our benefits plans, or $9,600 and (v) reimbursement for any properly incurred business expenses submitted with appropriate documentation in accordance with our expense reimbursement policies through December 31, 2017. In addition, all of Mr. Bacha’s unvested stock options were deemed vested as of January 1, 2018 and will remain exercisable for three years and any unexercised options will expire on December 31, 2020. In addition, effective January 1, 2018, Mr. Bacha will provide consulting services to us through April 30, 2018 for a consulting fee of $20,833 per month and subsequent to April 30, 2018 on an hourly basis. The separation agreement and the employment agreement contain customary post-termination restrictive covenants in favor of us including confidentiality, non-competition and non-solicitation covenants. As a result of modifying Mr. Bacha’s stock options, a total of $122,338 has been recognized.

(3)      On January 1, 2015, we entered into a consulting agreement with Dr. Dennis Brown, our chief scientific officer. Subsequent to this agreement, it has been amended and is now renewed on an annual basis. Under the most recent renewal, Dr. Brown will continue to serve as our chief scientific officer until December 31, 2019, which period may be extended in accordance with the terms of the agreement. We will pay Dr. Brown an annual consulting fee of $200,000 during calendar year 2019. We may also pay to Dr. Brown a bonus and incentive compensation as determined at the discretion of the Board of Directors. The consulting agreement with Dr. Brown does not specify the amount of time Dr. Brown is required to devote to us, but does require that Dr. Brown provide us with the full benefit of his knowledge, expertise and ingenuity, and prohibits Dr. Brown from engaging in any business, enterprise or activity contrary to or that would detract from our business.

(4)      On February 9, 2017, we entered into an employment agreement with Scott Praill, our chief financial officer. Pursuant to the employment agreement, Mr. Praill will continue to serve as our chief financial officer for an indefinite period until termination of the employment agreement in accordance with its terms. We will pay Mr. Praill an annual base salary of $200,000 (which may be adjusted on an annual basis in the discretion of the Board of Directors) and Mr. Praill will also be eligible to participate in any bonus plan and long-term incentive plan established by us for senior executives. Mr. Praill was paid a bonus of $52,250 during the fiscal year ended June 30, 2019. The employment agreement may be terminated by us with or without cause (as defined therein). In the event we terminate the employment agreement without cause, we will be required to pay Mr. Praill, any accrued and unpaid base salary, plus an amount equal to 12 months of Mr. Praill’s base salary plus one additional month’s base salary for each completed year of service, up to 18 months’ base salary. On November 8, 2018, Mr. Praill was granted 10,000 stock options that are exercisable at $6.099 until November 8, 2028 for total compensation expense of $30,627.

On November 3, 2017, Mr. Zarrabian was appointed interim chief executive officer and on January 1, 2018 he was also appointed interim president. On November 3, 2017 we entered into an agreement with Mr. Zarrabian pursuant to which he will receive an annualized fee of $280,000 and be eligible to receive a bonus targeted up to 30% of the $280,000 annual fee which may be adjusted by the Board based on his individual performance and our performance as a whole, with such performance targets to be established by the Board. Upon execution of the agreement, we paid Mr. Zarrabian an advance of $45,000 of the annual fee. With the $45,000 advance, Mr. Zarrabian purchased shares of our common stock on the market. For the period from November 3, 2017 to May 20, 2018 we paid Mr. Zarrabian a total of $243,510 under the consulting agreement which includes the $45,000 advance, $130,134 in consulting fees, and $68,376 in bonus. Upon his appointment as interim chief executive officer he was granted 12,000 stock options that are exercisable at $8.70 until November 3, 2027 for total compensation expense of $53,567.

On May 21, 2018, we entered into an employment agreement with Mr. Zarrabian pursuant to which Mr. Zarrabian was appointed as our permanent president and chief executive officer. Under the Agreement, Mr. Zarrabian will receive an annual base salary of $470,000 and will be eligible to receive a fiscal year target bonus of up to 50% of base salary (which may be adjusted by the Board to up to 60% of base salary based on overachievement of bonus targets or other performance criteria). Any bonus earned for a fiscal year will be payable in cash, but the Board may pay up to 50% of the bonus, as well as any bonus in excess of 50% of base salary, in the form of stock options granted under our 2017 Omnibus Equity Incentive Plan (or any successor plan). The bonus for our fiscal year ended June 30, 2019 will be based on the period from the effective date of the agreement (May 21, 2018) through June 30, 2019. Mr. Zarrabian’s bonus for our fiscal year ended June 30, 2019 is to be determined. The employment agreement may be terminated by us with or without cause (as defined therein). In the event we terminate the employment agreement without cause, we will be required to pay Mr. Zarrabian continued payment of his base salary for 12 months, a prorated bonus for the year of termination based on performance through the date of termination, an additional six months of vesting credit for any outstanding options, and continued health coverage during the severance period. In the event that an involuntary termination occurs during a period beginning sixty days before a definitive corporate transaction agreement is entered into that would result in a change in control, or within twelve months following a change in control, the severance period will increase to eighteen months’ severance, Mr. Zarrabian will receive 100% of his target bonus, and his options will be fully vested. During the period from May 21, 2018 to June 30, 2018 Mr. Zarrabian was paid $53,528 under the employment agreement. We have also recorded a pro-rated bonus of $17,255. Upon his appointment as full-time president and chief executive officer Mr. Zarrabian was granted 83,647 stock options that are exercisable at $9.825 until May 21, 2028 for total compensation expense of $423,245.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth outstanding equity awards to our named executive officers as of June 30, 2019, reflecting our one-for-ten reverse stock split occurring on May 8, 2019.

Option awards							Stock awards
Name	Number of securities underlying unexercised options (#) Exercisable		Number of securities underlying unexercised options (#) un-exercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price (US$)		Option expiration date	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Saiid Zarrabian	2,100	(1)	1,500	—	21.10		July 7, 2027	—	—
	12,000	(2)	—	—	8.70		Nov 3, 2027
	30,206	(3)	53,441	—	9.825		May 21, 2028
Jeffrey Bacha	3,750		—	—	20.00	(5)	Dec 31, 2020	—	—
	8,750		—	—	42.00		Dec 31, 2020
	9,360		—	—	49.50		Dec 31, 2020
Dennis Brown, PhD	3,750		—	—	20.00	(5)	Feb 1, 2022	—	—
	8,750		—	—	42.00		Aug 15, 2023
	7,280	(4)	2,080	—	49.50		Feb 17, 2027
Scott Praill	1,250		—	—	20.00	(5)	Feb 1, 2022	—	—
	8,750		—	—	42.00		Aug 15, 2023
	2,909	(4)	831	—	49.50		Feb 17, 2027
	1,944	(6)	8,056	—	6.099		November 8, 2028

____________

(1)      Stock options vest as to 1,200 on June 30, 2018, and 300 options vest each three months thereafter starting September 30, 2018.

(2)      Stock options vest pro rata monthly until full vesting on November 3, 2018.

(3)      Stock options vest as to 1/6th on November 21, 2018 with the remaining shares vesting in equal monthly installments over a period of 30 months commencing on December 21, 2018.

(4)      Stock options vest pro rata monthly until fully vesting on February 17, 2020.

(5)      Original exercise price was CDN $20.00. Price was amended to USD $20.00 on June 30, 2016. All other terms of the option grants remain unchanged.

(6)      Stock options vest as to 1/6th on May 8, 2019 with the remaining shares vesting in equal monthly installments over a period of 30 months commencing on June 8, 2019.

DIRECTOR COMPENSATION

Director compensation is intended to provide an appropriate level of remuneration considering the responsibilities, time requirements and accountability of the Directors.

The following table sets forth director compensation for the fiscal year ended June 30, 2019 (excluding compensation to our executive officers set forth in the summary compensation table above) paid by us, reflecting our one-for-ten reverse stock split occurring on May 8, 2019.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(3)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert E. Hoffman	60,000	—	10,235	—	—	—	70,235
John K. Bell	40,000	—	10,235	—	—	—	50,235
Lynda Cranston	40,000	—	10,235	—	—	—	50,235
Napoleone Ferrara, MD	35,000	—	10,235	—	—	—	45,235
Robert J, Toth, Jr.	40,000	—	10,235	—	—	—	50,235

____________

(1)      For our fiscal year ended June 30, 2019, our directors were paid a $35,000 annual retainer, an additional $5,000 annual retainer for chairing a committee, and the chairman of the board was paid an additional annual retainer of $25,000.

(2)      On November 8, 2018, independent directors were granted 4,000 stock options at an exercise price of $6.099. The options have a ten-year term and vest pro rata over one year from the date of grant.

(3)      On April 30, 2019, the 20,000 Performance Stock Units issued under the Plan in fiscal 2018 to each of our independent directors were cancelled.

REPORT OF THE AUDIT COMMITTEE*

The undersigned members of the Audit Committee of the Board of Directors of DelMar Pharmaceuticals, Inc. submit this report in connection with the committee’s review of the financial reports for the fiscal year ended June 30, 2019 as follows:

1.      The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended June 30, 2019.

2.      The Audit Committee has discussed with representatives of Ernst & Young LLP, the independent public accounting firm, the matters which are required to be discussed with them under the provisions of Auditing Standard No. 61, as amended (Communications with Audit Committees).

3.      The Audit Committee has discussed with Ernst & Young LLP, the independent public accounting firm, the auditors’ independence from management and the Company has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board.

In addition, the Audit Committee considered whether the provision of non-audit services by Ernst & Young LLP, is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 for filing with the Securities and Exchange Commission.

Audit Committee of DelMar Pharmaceuticals, Inc.

John K. Bell, Chairman
Robert Hoffman
Robert Toth

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*        The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

________________________________

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO OUR 2017 OMNIBUS INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF CAPITAL STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM 780,000 TO 2,280,000

________________________________

General

The general purpose of our 2017 Omnibus Incentive Plan, or the Plan, is to provide a means whereby eligible employees, officers, non-employee directors and other individual service providers may develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to us, thereby advancing our interests and the interests of stockholders.

Our Board believes that the granting of stock options, restricted stock awards, unrestricted stock awards and similar kinds of equity-based compensation promotes continuity of management and increases incentive and personal interest in the welfare of our Company by those who are primarily responsible for shaping and carrying out our long range plans and securing our growth and financial success. On September 5, 2019, our Board approved an amendment increasing the number of shares available for issuance under the Plan from 780,000 to 2,280,000 (less the number of shares (164,235) subject to outstanding options granted under the DelMar Pharmaceuticals (BC) Ltd. 2013 Amended and Restated Stock Option Plan (which we refer to as the Legacy Plan), and directed that the amendment be submitted to the shareholders for approval at the Annual Meeting. All common shares, warrants, stock options, conversion rations and per share information in this Proposal 2 reflect our one-for-ten reverse stock split which occurred on May 8, 2019. A copy of the amendment is attached as Annex A.

If the Company’s stockholders do not approve the increase in the number of shares available for issuance under the Plan, the Company will continue to operate the Plan under its current provisions, but will be limited in its ability to make future grants and incentives under the Plan to our management, employees and board members.

Description of the Existing Plan

The following description of the material terms of the Plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the Plan, which is incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 10-Q filed February 14, 2019.

Administration.    The Plan is administered by a committee of our Board. The committee recommends approval by the Board the persons to whom options to purchase shares of our common stock, stock appreciation rights (SARs), restricted stock units, restricted or unrestricted shares of our common stock, performance shares, performance units, other cash-based awards and other stock-based awards may be granted. The committee may also recommend, for approval by the Board, rules and regulations for the administration of the Plan and amendments or modifications of outstanding awards (except that out-of-the–money options and SARs cannot be repriced without shareholder approval). The committee may delegate authority to the chief executive officer and/or other executive officers to grant options and other awards to employees (other than themselves), subject to applicable law and the Plan. No options, stock purchase rights or awards may be made under the Plan on or after July 7, 2027, but the Plan will continue thereafter while previously granted options, SARs or other awards remain outstanding.

Eligibility.    Persons eligible to receive options, SARs or other awards under the Plan are all employees, officers, directors, consultants, advisors or other individual service providers of our Company and our subsidiaries, or any person who is determined by the Compensation Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any subsidiary. As of June 1, 2020, the Company and its subsidiaries had a total of two employees, including no officers and two executive officers (who are not included in the number of officers), five non-employee directors, and approximately 15 consultants, other advisors, and individual service providers. As of June 1, 2020, no person is eligible to participate as a result of a determination by the committee that that person is a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any subsidiary. As awards under the Plan are within the discretion of the committee, the Company cannot determine how many individuals in each of the categories described above will receive awards.

Shares Subject to the Plan.    Prior to the proposed increase, an aggregate of 780,000 shares of our common stock are reserved for issuance under the Plan (excluding reduction for the number of shares (164,235) subject to outstanding options granted under the Legacy Plan), of which approximately 1,250 shares remain available for issuance as of the date of this proxy statement.

“Incentive stock options”, or ISOs, that are intended to meet the requirements of Section 422 of the Code may be granted under the Plan with respect to all of the 780,000 shares of common stock authorized for issuance under the Plan. If this Proposal 2 is approved by shareholders, all of the 2,280,000 shares of common stock authorized for issuance under the Plan may be granted as ISOs. If any option or SAR granted under the Plan terminates without having been exercised in full or if any award is forfeited, or if shares of common stock are withheld to cover withholding taxes on options or other awards or applied to the payment of the exercise price of an option or purchase price of an award, the number of shares of common stock as to which such option or award was forfeited, withheld or paid, will be available for future grants under the Plan. No person may receive awards in any calendar year relating to more than 8% of our fully diluted shares of common stock on the date of grant (excluding the number of shares of common stock issued under the Plan and/or the Legacy Plan or subject to outstanding awards granted under the Plan or Legacy Plan).

The number of shares authorized for issuance under the Plan and the foregoing share limitations are subject to customary adjustments for stock splits, stock dividends or similar transactions

Terms and Conditions of Options.    Options granted under the Plan may be either ISOs or “nonstatutory stock options” that do not meet the requirements of Section 422 of the Code. The Board, upon recommendation of the committee, will determine the exercise price of options granted under the Plan. The exercise price of stock options may not be less than the fair market value per share of our common stock on the date of grant (or 110% of fair market value in the case of ISOs granted to a ten-percent stockholder).

If on the date of grant the common stock is listed on a stock exchange or is quoted on the automated quotation system of Nasdaq, the fair market value will generally be the closing sale price on the date of grant (or the last trading day before the date of grant if no trades occurred on the date of grant). If no such prices are available, the fair market value will be determined in good faith by the Board of Directors upon recommendation of the committee based on the reasonable application of a reasonable valuation method. On June 1, 2020, the closing sale price of a share of our common stock on Nasdaq was $0.8201.

No option may be exercisable for more than ten years (five years in the case of an ISO granted to a ten-percent stockholder) from the date of grant. Options granted under the Plan will be exercisable at such time or times as the Board of Directors, based on recommendations of the committee, prescribes at the time of grant. No employee may receive ISOs that first become exercisable in any calendar year in an amount exceeding $100,000. The committee may, in its discretion, permit a holder of an option to exercise the option before it has otherwise become exercisable, in which case the shares of our common stock issued to the recipient will continue to be subject to the vesting requirements that applied to the option before exercise.

Generally, the option price may be paid (a) in cash or by certified check, bank draft or money order, (b) through delivery of shares of our common stock having a fair market value equal to the purchase price, or (c) a combination of these methods. The committee is also authorized to establish a cashless exercise program and to permit the exercise price (or tax withholding obligations) to be satisfied by reducing from the shares otherwise issuable upon exercise a number of shares having a fair market value equal to the exercise price.

No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient. However, the committee may permit the holder of an option, SAR or other award to transfer the option, right or other award to immediate family members or a family trust for estate planning purposes. The committee will determine the extent to which a holder of a stock option may exercise the option following termination of service with us.

Stock Appreciation Rights.    The Board of Directors, upon recommendation of the committee, may grant SARs, independent of or in connection with an option. The Board of Directors, upon recommendation of the committee, will determine the other terms applicable to SARs. The exercise price per share of a SAR will not be less than 100% of the fair market value of a share of our common stock on the date of grant, as determined by the Board of Directors upon recommendation of the committee. The maximum term of any SAR granted under the Plan is ten years from the date of grant. Generally, each SAR will entitle a participant upon exercise to an amount equal to:

•        the excess of the fair market value on the exercise date of one share of our common stock over the exercise price, multiplied by

•        the number of shares of common stock covered by the SAR.

Payment may be made in shares of our common stock, in cash, or partly in common stock and partly in cash, all as determined by the committee.

Restricted Stock and Restricted Stock Units.    The Board of Directors, upon recommendation of the committee, may award restricted common stock and/or restricted stock units under the Plan. Restricted stock awards consist of shares of stock that are transferred to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock units confer the right to receive shares of our common stock, cash, or a combination of shares and cash, at a future date upon or following the attainment of certain conditions specified by the Board of Directors upon recommendation of the committee. The restrictions and conditions applicable to each award of restricted stock or restricted stock units may include performance-based conditions. Dividends with respect to restricted stock may be paid to the holder of the shares as and when dividends are paid to stockholders or at the time that the restricted stock vests, as determined by the Board of Directors upon recommendation of the committee. Dividend equivalent amounts may be paid with respect to restricted stock units either when cash dividends are paid to stockholders or when the units vest. Unless the Board of Directors, upon recommendation of the committee, determines otherwise, holders of restricted stock will have the right to vote the shares.

Performance Shares and Performance Units.    The Board of Directors, upon recommendation of the committee, may award performance shares and/or performance units under the Plan. Performance shares and performance units are awards, denominated in either shares or U.S. dollars, which are earned during a specified performance period subject to the attainment of performance criteria, as established by the Board of Directors upon recommendation of the committee. The Board of Directors, upon recommendation of the committee, will determine the restrictions and conditions applicable to each award of performance shares and performance units.

Other Stock-Based and Cash-Based Awards.    The Board of Directors, upon recommendation of the committee, may award other types of equity-based or cash-based awards under the Plan, including the grant or offer for sale of shares of our common stock that do not have vesting requirements and the right to receive one or more cash payments subject to satisfaction of such conditions as the Board of Directors, upon recommendation of the committee, may impose.

Effect of Certain Corporate Transactions.    The committee may, at the time of the grant of an award provide for the effect of a change in control (as defined in the Plan) on any award, including (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any award, (ii) eliminating or modifying the performance or other conditions of an award, or (iii) providing for the cash settlement of an award for an equivalent cash value, as determined by the committee. The committee may, in its discretion and without the need for the consent of any recipient of an award, also take one or more of the following actions contingent upon the occurrence of a change in control: (a) cause any or all outstanding options and SARs to become immediately exercisable, in whole or in part; (b) cause any other awards to become non-forfeitable, in whole or in part; (c) cancel any option or SAR in exchange for a substitute option; (d) cancel any award of restricted stock, restricted stock units, performance shares or performance units in exchange for a similar award of the capital stock of any successor corporation; (e) redeem any restricted stock, restricted stock unit, performance share or performance unit for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of our common stock on the date of the change in control; (f) cancel any option or SAR in exchange for cash and/or other substitute consideration based on the value of our common stock on the date of the change in control, and cancel any option or SAR without any payment if its exercise price exceeds the value of our common stock on the date of the change in control; or (g) make such other modifications, adjustments or amendments to outstanding awards as the committee deems necessary or appropriate.

Amendment, Termination.    Our Board may at any time amend the Plan for the purpose of satisfying the requirements of the Code, or other applicable law or regulation or for any other legal purpose, provided that, without the consent of our stockholders, the Board may not (a) increase the number of shares of common stock available under the Plan, (b) change the group of individuals eligible to receive options, SARs and/or other awards, or (c) extend the term of the Plan.

New Plan Benefits

The following table sets forth grants of options approved our Board on September 5, 2019, that are contingent upon shareholder approval of this Proposal 2.

Name and Position	Dollar Value	Number of Units(1)
Saiid Zarrabian, President, Chief Executive Officer and Director	(2)	241,438
Scott Praill, Chief Financial Officer	(2)	57,170
Dennis Brown, Chief Scientific Officer	(2)	52,756
Dennis Brown, Chief Scientific Officer	(3)	250,000
Robert Hoffman	(2)	39,567
John K. Bell	(2)	39,567
Robert Toth, Jr.	(2)	39,567
Lynda Cranston	(2)	39,567
Napoleone Ferrara	(2)	39,567
All current executive officers as a group	(2)	601,364
All current directors who are not executive officers as a group	(2)	197,835
All current employees, including current officers who are not executive officers, as a group	(2)	298,608

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(1)      Awards granted under the Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Plan. Accordingly, except as noted below, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the Plan in the future are not determinable. On September 5, 2019, our Board approved the grant of stock options under the Plan to certain of our current executive officers and directors and on November 12, 2019, our Board approved the grant of 250,000 stock options under the Plan to our Chief Scientific Officer, contingent upon shareholder approval of this Proposal 2. The number of units in the table above is the number of shares of our common stock subject to each option that is contingent upon shareholder approval of this Proposal 2. Please refer to “Executive Compensation” in this Proxy Statement, which provides information on the grants made in the previous fiscal year (including those listed above) and please refer to the description of grants made to our non-employee directors in the last previous year under the heading “Director Compensation” in this Proxy Statement.

(2)      Each option was granted with an exercise price per share of $0.61. The actual value realized upon exercise of an option will depend on the excess, if any, of the stock price over the exercise price on the date of exercise.

(3)      Each option was granted with an exercise price per share of $0.74. The actual value realized upon exercise of an option will depend on the excess, if any, of the stock price over the exercise price on the date of exercise.

Material Federal Income Tax Consequences

Following is a summary of the principal federal income tax consequences of option and other grants under the Plan. Optionees and recipients of other rights and awards granted under the Plan are advised to consult their personal tax advisors before exercising an option or SAR or disposing of any stock received pursuant to the exercise of an option or SAR or following vesting of a restricted stock award or restricted stock unit or upon grant of an unrestricted stock award. In addition, the following summary is based upon an analysis of the Internal Revenue Code of 1986, as amended (the “Code”) as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change and does not address state, local or other tax laws.

Treatment of Options

The Code treats incentive stock options and nonstatutory stock options differently. However, as to both types of options, no income will be recognized to the optionee at the time of the grant of the options under the Plan, nor will our Company be entitled to a tax deduction at that time.

Generally, upon exercise of a nonstatutory stock option (including an option intended to be an incentive stock option but which has not continued to so qualify at the time of exercise), an optionee will recognize ordinary income tax on the excess of the fair market value of the stock on the exercise date over the option price. Our Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee in the fiscal year which includes the end of the optionee’s taxable year. We will be required to satisfy applicable withholding requirements in order to be entitled to a tax deduction. In general, if an optionee, in exercising a nonstatutory stock option, tenders shares of our common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of an incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the incentive stock option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the incentive stock option.

For incentive stock options, there is no taxable income to an optionee at the time of exercise. However, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taken into account in determining whether the “alternative minimum tax” will apply for the year of exercise. If the shares acquired upon exercise are held until at least two years from the date of grant and more than one year from the date of exercise, any gain or loss upon the sale of such shares, if held as capital assets, will be long-term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price). Under current federal income tax law, a long-term capital gain will be taxed at a rate which is less than the maximum rate of tax on ordinary income. If the two-year and one year holding period requirements are not met (a “disqualifying disposition”), an optionee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. The remainder of the gain will be treated as long-term capital gain, depending upon whether the stock has been held for more than a year. If an optionee makes a disqualifying disposition, our Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

In general, if an optionee, in exercising an incentive stock option, tenders shares of common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of another incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the other option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the other option.

As noted above, the exercise of an incentive stock option could subject an optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the fair market value of the common stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of “adjustment” for purposes of determining the alternative minimum taxable income on which the alternative tax may be imposed. As such, this item will enter into the tax base on which the alternative minimum tax is computed, and may therefore cause the alternative minimum tax to become applicable in any given year.

Treatment of Stock Appreciation Rights

Generally, the recipient of a SAR will not recognize any income upon grant of the SAR, nor will our Company be entitled to a deduction at that time. Upon exercise of a SAR, the holder will recognize ordinary income, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value of our common stock at that time.

Treatment of Stock Awards

Generally, absent an election to be taxed currently under Section 83(b) of the Code (a “Section 83(b) Election”), there will be no federal income tax consequences to either the recipient or our Company upon the grant of a restricted stock award. At the expiration of the restriction period and the satisfaction of any other restrictions applicable to the restricted shares, the recipient will recognize ordinary income and our Company generally will be entitled to a corresponding deduction equal to the fair market value of the common stock at that time. If a Section 83(b) Election is made within 30 days after the date the restricted stock award is granted, the recipient will recognize an amount of ordinary income at the time of the receipt of the restricted shares, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time, less any amount paid by the recipient for the shares. If a Section 83(b) Election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the shares (and prior to the sale of such shares), but, if the shares are subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) Election at the time of the receipt of the shares.

The recipient of an unrestricted stock award will recognize ordinary income, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value of our common stock that is the subject of the award when the award is made.

The recipient of a restricted stock unit will recognize ordinary income as and when the units vest and shares of our common stock are issued. The amount of the income will be equal to the fair market value of the shares of our common stock issued at that time, and our Company will be entitled to a corresponding deduction. The recipient of a restricted stock unit will not be permitted to make a Section 83(b) Election with respect to such award.

The federal income tax consequences of performance share awards, performance unit awards, other cash-based awards and other stock-based awards will depend on the terms and conditions of those awards but, in general, participants will be required to recognize ordinary income in an amount equal to the cash and the fair market value of any fully vested shares of our common stock paid, determined at the time of such payment, in connection with such awards.

Section 409A.    If an award is subject to Section 409A of the Code, but does not comply with the requirements of Section 409A of the Code, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Participants are urged to consult with their tax advisors regarding the applicability of Section 409A of the Code to their awards.

Potential Limitation on Company Deductions

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid in a taxable year by a publicly held corporation to its chief executive officer and certain other “covered employees”. The Board and the committee intend to consider the potential impact of Section 162(m) on grants made under the Plan, but reserve the right to approve grants of options and other awards for an executive officer that exceeds the deduction limit of Section 162(m).

Tax Withholding

As and when appropriate, we shall have the right to require each optionee purchasing shares of common stock and each grantee receiving an award of shares of common stock under the Plan to pay any federal, state or local taxes required by law to be withheld.

Equity Compensation Plan Information

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth the aggregate information of our equity compensation plans in effect as of June 30, 2019:

Plan	Number of securities to be issued upon exercise of outstanding options and rights	Weighted- average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column
Equity compensation plans approved by security holders(1)	122,698	$8.81	491,817
Equity compensation plans not approved by security holders – Del Mar (BC) 2013 Amended and Restated Stock Option Plan	165,485	$32.32	—
Totals	288,183	$22.31	491,817

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(1)      As approved by our stockholders at the annual meeting of stockholders held on April 11, 2018, on July 7, 2017, as amended on February 1, 2018, our Board approved adoption of the Plan. The Board also approved a form of Performance Stock Unit Award Agreement to be used in connection with grants of PSUs under the Plan. Under the Plan, 780,000 shares of our common stock are reserved for issuance, less the number of shares of common stock issued under the Legacy Plan or that are subject to grants of stock options made, or that may be made, under the Legacy Plan. A total of 165,485 shares of common stock, net of forfeitures, have been issued under the Legacy Plan and/or are subject to outstanding stock options granted under the Legacy Plan, and a total of 122,698 shares of common stock have been issued under the Plan and/or are subject to outstanding stock options granted under the 2017 Plan leaving a potential 491,817 shares of common stock available for issuance under the 2017 Plan if all such options under the Legacy Plan were exercised and no new grants are made under the Legacy Plan. The maximum number of shares of our common stock with respect to which any one participant may be granted awards during any calendar year is 8% of our fully diluted shares of common stock on the date of grant (excluding the number of shares of common stock issued under the Plan and/or the Legacy Plan or subject to outstanding awards granted under the 2017 Plan and/or the Legacy Plan). No award will be granted under the Plan on or after July 7, 2027, but awards granted prior to that date may extend beyond that date.

Approval Required

The approval of the amendment to the Plan to increase the number of shares of capital stock authorized for issuance thereunder from 780,000 to 2,280,000, will require the affirmative vote of a majority of all of the votes cast. As a result, abstentions, “broker non-votes” (see below), if any, and any other failure to submit a proxy or vote in person at the meeting, will not affect the outcome of the vote of Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE 2017 OMNIBUS INCENTIVE PLAN.

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PROPOSAL 3

RATIFICATION OF ACCOUNTANTS

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Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed Marcum LLP, or Marcum, as our independent registered accounting firm for the fiscal year ending June 30, 2020. We are not required to seek stockholder approval for the appointment of our independent registered public accounting firm, however, the Audit Committee and the full Board believe it is sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will re-consider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of us and our stockholders.

Attendance at Annual Meeting

Representatives of Marcum will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and be available to respond to appropriate questions from stockholders submitted in writing in accordance with the Annual Meeting procedures.

Fees Billed to the Company in fiscal years 2019 and 2018

Upon approval of the Board and the Audit Committee of the Board, Marcum was engaged, effective September 30, 2019, to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2020.

Ernst & Young LLP (“E&Y”), Chartered Professional Accountants, had served as our independent registered public accounting from October 7, 2016 until July 31, 2019.

The following is a summary of fees paid by us for professional services rendered by E&Y for the years ended June 30, 2019 and June 30, 2018.

	Year Ended June 30, 2019	Year Ended June 30, 2018
Audit fees	$132,800	$137,800
Audit related fees	$182,800	$22,000
Tax fees	$—	$—
All other fees	$—	$—
Total fees	$315,600	$159,800

Audit fees.    Audit fees represent fees for professional services performed by E&Y for the audit of our annual financial statements and the review of our quarterly financial statements, as well as services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-related fees.    Audit-related fees represent fees for assurance and related services performed by E&Y that are reasonably related to the performance of the audit or review of our financial statements.

Tax Fees.    E&Y has not performed any tax compliance services for us during the years ended June 30, 2019 or 2018.

All other fees.    E&Y did not receive any other fees from us for the years ended June 30, 2019 or 2018.

In accordance with applicable laws, rules and regulations, our audit committee charter and pre-approval policies established by the audit committee require that the audit committee review in advance and pre-approve all audit and permitted non-audit fees for services provided to us by our independent registered public accounting firm. The services performed by, and the fees to be paid to E&Y, in 2019 and 2018 were approved by the audit committee.

Audit Committee Pre-Approval Policy

The Audit Committee, or a designated member of the Audit Committee, shall preapprove all auditing services and permitted non-audit services (including the fees and terms) to be performed for DelMar by our registered independent public accountants, subject to the de minimis exceptions for non-audit services that are approved by the Audit Committee prior to completion of the audit, provided that: (1) the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by DelMar to its registered independent public accountant during the fiscal year in which the services are provided; (2) such services were not recognized by DelMar at the time of the engagement to be non-audit services; and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Audit Committee. Of the services set forth in the table above, all were preapproved by the Audit Committee.

Approval Required

Stockholder approval of this Proposal 3 will require the affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting. As a result, abstentions and broker non-votes (see above), if any, will not affect the outcome of the vote of this Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS THE COMPANY’S independent registered accounting firm FOR THE YEAR ENDING JUNE 30, 2020.

ADDITIONAL INFORMATION

Householding of Special Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: DelMar Pharmaceuticals, Inc., 12707 High Bluff Dr., Suite 200, San Diego, CA 92130, Attn.: Secretary, or at (604) 629-5989. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of the Company’s proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

Information About Stockholder Proposals

In order to include information with respect to a stockholder proposal in our proxy statement and related form of proxy for a stockholders’ meeting, stockholders must provide notice as required by the regulations promulgated under the Exchange Act. Proposals that stockholders wish to include in our proxy statement and form of proxy for presentation at our 2021 annual meeting of stockholders must be received by us by January 15, 2021 at: DelMar Pharmaceuticals, Inc., 12707 High Bluff Dr., Suite 200, San Diego, CA 92130, Attn.: Secretary. The SEC rules contain standards as to whether stockholder proposals are required to be included in our proxy statement.

By Order of the Board of Directors,
By:	/s/ Scott Praill
Scott Praill
Secretary

San Diego, California

June 2, 2020

To assure that your shares are represented at the Annual Meeting, please either a) vote over the Internet following the instructions provided in this Proxy Statement or b) complete, sign, date and promptly return the proxy card to DelMar.

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC
200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003
855-600-2576

Annex A

AMENDMENT TO THE
DELMAR PHARMACEUTICALS, INC.
2017 OMNIBUS EQUITY INCENTIVE PLAN

Dated: September 5, 2019

WHEREAS, the Board of Directors of DelMar Pharmaceuticals, Inc. (the “Company”) heretofore established the DelMar Pharmaceuticals, Inc. 2017 Omnibus Equity Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors desires to amend the Plan to increase the maximum number of shares of common stock of the Corporation available for grants of “Awards” (as defined under the Plan) thereunder from 780,000 to 2,280,000 (not counting shares of common stock that have previously been issued pursuant to the Plan or that are the subject of outstanding Awards under the Plan), all of which are to be available as grants as Incentive Stock Options; and

WHEREAS, Section 17.2 of the Plan authorizes the Board of Directors to amend the Plan, subject to stockholder approval to the extent that such approval is required by applicable law;

NOW, THEREFORE, subject to approval of the Company’s stockholders, effective the date hereof, the Plan is hereby amended as follows:

Section 4.1(a) of the Plan is hereby amended in its entirety, to read as follows:

“(a) Subject to adjustment pursuant to Section 4.3 and any other applicable provisions hereof, the maximum aggregate number of shares of Common Stock which may be issued under all Awards granted to Participants under the Plan shall be 2,280,000 shares; provided, however, that such number shall be reduced by the number of shares of Common Stock issued under the Legacy Plan and/or subject to outstanding grants of options under the Legacy Plan (that is, which have not been forfeited or that have expired without having been exercised). All 2,280,000 of such shares initially available pursuant to this Section 4.1(a) may, but need not, be issued in respect of Incentive Stock Options.”

[Signature Page Follows]

A-1

IN WITNESS WHEREOF, the undersigned has executed this Amendment as evidence of its adoption by the Board of Directors of the Company on the date set forth above.

DELMAR PHARMACEUTICALS, INC.
By:	/s/ Saiid Zarrabian
Name: Saiid Zarrabian
Title: President and Chief Executive Officer Date:
September 5, 2019

A-2

Please mark your votes like this ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED NOMINEES, AND "FOR" PROPOSALS 2 AND 3.

1. Election of Director Nominees:

01 Saiid Zarrabian	02 Robert Hoffman	03 Laura Johnson
04 Lynda Cranston	05 Napoleone Ferrara	06 Robert Toth

☐ **FOR ALL** ☐ **WITHHOLD ALL** ☐ **FOR ALL EXCEPT**

Instructions: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

CONTROL NUMBER

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

WILL ATTEND THE MEETING ☐

Date ______________________________, 2020

Signature ______________________________

Signature ______________________________

Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title.

▲ **FOLD AND DETACH HERE AND READ THE REVERSE SIDE** ▲

As a stockholder of DelMar Pharmaceuticals, Inc. you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Standard Time, on June 25, 2020.

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:
Go to
www.AALVote.com/DMPI

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:
Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY